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                                                                      Exhibit 10

                       SETTLEMENT AND STANDSTILL AGREEMENT

         This Settlement and Standstill Agreement (the "AGREEMENT") is entered into as of April __, 2003, by DCB Financial Corp., an Ohio corporation (the "COMPANY"), (and, as to Section 6.1 only, certain directors and former directors of the Company who are or prior to April 30, 2003 become signatories hereto) and each of S. Robert Davis, a resident of the State of Florida ("DAVIS"), Randall
J. Asmo, a resident of the State of Ohio ("ASMO"), Harley J. Scott, a resident of the State of Ohio ("SCOTT"), Wallace E. Edwards, a resident of the State of Ohio ("EDWARDS"), Charles R. Davis, a resident of the State of North Carolina ("C. DAVIS"), and each of Bill Lee, Presidential Coach, Inc., The Edward R. Sczesny Trust, The Constance Sczesny Trust, Elaine Kroll, Carol Kroll Kahn, John Royer, Ronald Davis, Doug Davis, Mike Thiele and Randy M. Bohon (each an "ADDITIONAL SHAREHOLDER") (each of Davis, Asmo, Scott, Edwards, C. Davis and the Additional Shareholders being referred to herein individually as a "SHAREHOLDER" or collectively as "SHAREHOLDERS"). Except as context otherwise requires, all capitalized terms shall have the meaning as defined in Section 1.2.

                                    RECITALS:

A. The Company has outstanding approximately 4,178,200 shares of common stock (the "Common Stock").

B. On May 7, 2002, Davis filed a Schedule 13D with the SEC reporting that he had acquired 188,800 shares of the Common Stock and intended to acquire additional shares.

C. On October 11, 2002, Davis filed an amendment to his Schedule 13D plan reporting that (i) the number of shares of Common Stock then held by him was 204,300 and (ii) he planned to seek representation on the Company's board of directors by nominating a slate of three candidates, including himself, for election as directors at the Company's 2003 annual meeting of shareholders and by engaging in a competing proxy solicitation to elect his nominated slate.

D. On November 12, 2002, Davis filed a second amendment to his Schedule 13D reporting that he and the other Shareholders planned to cause the submission of a shareholder proposal for inclusion in the Company's proxy statement for the Company's 2003 annual shareholders' meeting.

E. On April 1, 2003, the Company filed preliminary proxy material opposing the Davis slate of candidates for election and the shareholder proposal.

                             STATEMENT OF AGREEMENT

         NOW THEREFORE, the parties do hereby agree as follows:

         SECTION 1 CONSTRUCTION AND DEFINITIONS

         1.1 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Terms defined in the singular shall include the plural, and vice versa, and pronouns in any gender shall include the masculine, feminine, and neuter, as the context requires. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation, and use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise. All references to a "Section" refer to this Agreement, and all references to an "Exhibit" refer to the documents attached to this Agreement, unless the context otherwise requires.

         1.2 DEFINITIONS. Except for the names of the parties hereto (which shall be referenced herein as defined above), the following capitalized terms used in this Agreement shall, unless the context otherwise requires, have the following meaning:

         (a) "AFFILIATE" of a specified person is a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         (b)      "ASSOCIATE" shall mean, with respect to a specified person,
                  (1) any corporation or organization (other than the Company or a subsidiary of the Company) of which the person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity security as defined in Rule 3a-11 of the General Rules and Regulations under the Exchange Act, (2) any trust or other estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of the person, or any relative of the spouse, who has the same home as the person, or is an officer or director of any corporation controlling or controlled by the person.

         (c) "BANK" means The Delaware County Bank and Trust Company, an Ohio bank.

         (d) "BENEFICIAL OWNERSHIP" with respect to a security means having or sharing the rights or powers of a "beneficial owner" determined pursuant to Rule 13d-3 of the Exchange Act.

         (e) "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

         (f)      "CLAIMANT" has the meaning specified in Section 6.1.



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

         (g)      "CLAIMS" has the meaning specified in Section 6.1.

         (h) "CLOSE OF BUSINESS" on any given date shall mean 5:00 p.m., Ohio time, on that date; provided, however, that if the date is not a Business Day it shall mean 5:00 p.m., Ohio time, on the next succeeding Business Day.

         (i)      "CLOSING DATE" has the meaning specified in Section 3.4.

         (j) "COMPANY" has the meaning specified in the first paragraph of this Agreement and includes any successor thereto.

         (k) "COMMON STOCK" means any of the 7,500,000 shares of capital stock which the Company is authorized to issue.

         (l) "DAVIS" has the meaning specified in the first paragraph of this Agreement.

         (m)      "DUE DATE" has the meaning specified in Section 3.3.

         (n) "EDWARDS" has the meaning specified in the first paragraph of this Agreement.

         (o)      "ESCROW AGREEMENT" has the meaning specified in Section
                  3.2(b).

         (p) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement, and all references to any rule or regulation of the General Rules and Regulations under the Exchange Act shall be, except as otherwise specifically provided herein, to the rule or regulation as was in effect on the date of this Agreement.

         (q) "EXPIRATION DATE" means the Close of Business on March 31, 2013, or on such later date as of which Shareholder no longer has Beneficial Ownership of any Voting Securities or, if the transactions contemplated by this Agreement are not consummated, the Termination Date.

         (r) "GOVERNING DOCUMENTS" means the articles of incorporation, code of regulations, bylaws, and any similar documents adopted by the Company's shareholders or its board of directors establishing or governing the legal existence, power, and authority of the Company, each as amended.

         (s) "GROUP" means any two or more persons acting as a partnership, limited partnership, syndicate, or other group constituting a person within the meaning of section 13(d)(3) of the Exchange Act.

         (t) "LITIGATION" means the action entitled S. Robert Davis v. DCB Financial Corp., et al. in the United States District Court for the Southern District of Ohio, Case No. C2 02 625.

         (u)      "MAXIMUM NUMBER OF SHARES" has the meaning specified in
                  Section 3.1.

         (v)      "NOTE" has the meaning specified in Section 3.3.

         (w)      "PLEDGE AGREEMENT" has the meaning specified in Section 3.2.



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

         (x)      "RELEASED PARTIES" has the meaning specified in Section 6.1.

         (y) The term "PERSON" means any individual, firm, corporation, partnership, limited liability company, sole proprietorship, or other entity.

         (z)      "SEC" means the United States Securities and Exchange
                  Commission.

         (aa) "SECURITIES ACT" means the Securities Act of 1933, as amended and in effect on the date of this Agreement, and all references to any rule or regulation of the General Rules and Regulations under the Securities Act shall be, except as otherwise specifically provided herein, to the rule or regulation as was in effect on the date of this Agreement.

         (bb) "SHAREHOLDER" has the meaning specified in the first paragraph of this Agreement.

         (cc)     "TERMINATION DATE" has the meaning specified in Section 3.4.

         (dd) "VOTING SECURITIES" means the Common Stock, or the equity securities or other equity interest, having voting power to control or direct the management of the Company, and securities convertible into, exchangeable for or exercisable for such capital stock or other equity security.

         SECTION  2 STANDSTILL AGREEMENT OF SHAREHOLDER

         2.1 STANDSTILL COVENANTS. Except as provided in Section 2.2, each Shareholder agrees that for the period from the date of this Agreement to the Expiration Date neither that Shareholder nor any of such Shareholder's Affiliates or Associates will, without the prior approval of the board of directors of the Company, directly or indirectly, solicit, request, advise, assist, encourage, or facilitate (including by providing financing to) others to take any of the following actions:

         (a) ACQUIRE SHARES. Acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire by purchase, by gift, by joining a Group or otherwise, ownership (including but not limited to Beneficial Ownership) of any Voting Securities or Voting Securities of any successor to the Company; or participate in the formation or encourage the formation of, or join or in any way participate with, any Group that owns or seeks to acquire Beneficial Ownership of Voting Securities of the Company or any successor;

         (b) MAKE TENDER OFFER. Commence, or announce any intention to commence, or (directly or indirectly or through or in conjunction with any other person) engage in, a tender or exchange offer for Voting Securities made by any other person or entity;

         (c) ENGAGE IN SHORT SALES. Make any short sales, enter into any hedging, derivative or similar transactions regarding Voting Securities;


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

         (d) ACQUIRE ASSETS. Acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire by purchase, by gift, by joining a Group or otherwise, assets, businesses, or properties of the Company or the Bank;

         (e) SOLICIT PROXIES. Solicit proxies or written consents of shareholders with respect to Voting Securities under any circumstances, or make, or in any way participate in, any "solicitation" of any "proxy" to vote any Voting Securities (other than conducted by the Company), or become a "participant" in any election contest with respect to the Company (as such terms are defined or used in Rules 14a-1 and 14a-11 under the Exchange Act), or seek to advise or influence any person with respect to the voting of any Voting Securities (other than as otherwise provided or contemplated by this Agreement);

         (f) SUBMIT SHAREHOLDER PROPOSALS. Seek to call, or request the call of, a special meeting of the shareholders of the Company, or make or induce any other shareholder to make any shareholder proposal in respect of the Company, including but not limited to a proposal to nominate directors to be elected at any annual or special meeting of the shareholders of the Company; or solicit shareholders for the approval of a shareholder proposal with respect to the Company;

         (g) SEEK CONTROL. Otherwise act, alone or in concert with others, to seek to control the management, board of directors, policies, or affairs of the Company or solicit, propose, seek to effect or negotiate with any other person (including, without limitation, the Company) with respect to any form of business combination or other extraordinary transaction with the Company or the Bank or any restructuring, recapitalization, similar transaction, or other transaction not in the ordinary course of business with respect to the Company or the Bank;

         (h) RE-FILE LITIGATION OR OTHERWISE TAKE LEGAL ACTION. Other than in connection with enforcement of his rights under this Agreement or any Note issued pursuant hereto, or in the case of Davis this Agreement, the Note or the Pledge Agreement, otherwise act, alone or in concert with others, to encourage, facilitate, incite, or seek to cause others to instigate legal proceedings against the Company, the Bank or any of the officers, directors, or employees of either, including but not limited to filing any appeal or motion for reconsideration of the Litigation or its dismissal or commencing any claim for inspection or other claim similar to the claims raised in the Litigation in any other court, jurisdiction or venue; or

         (i) CHANGE THIS AGREEMENT. Make any request, or otherwise seek (in any fashion that would require public disclosure by the Company, such Shareholder or his respective Affiliates) to rescind or obtain any waiver or amendment of any provision of this Agreement or take any action restricted hereby.

         2.2 In the event that the Company does not timely pay: ? to each Shareholder, including for this purpose an escrow agent appointed by such Shareholder, (other than Davis) the purchase price provided for in Section 3.2(a) or (b) by the Due Date following such Shareholder's presentment to the Company of the certificates or other instruments contemplated by Section 3.2(a) or (b); or (ii) Davis the purchase price provided for in
Section 3.2(c) by the Due Date, the standstill obligations of such Shareholder or Davis under this Section 2.1 shall no longer apply to such Shareholder or Davis and shall be of no further force or effect with respect to such Shareholder or Davis. Nothing in the foregoing sentence is intended to, or shall, relieve the Company of any of its obligations under this Agreement or any Note.

         2.3 WITHDRAWAL OF PRELIMINARY PROXY AND SHAREHOLDER PROPOSAL. Davis, Asmo and Scott shall withdraw the preliminary proxy materials filed by them with the SEC on March 28 and April 14, 2003. Edwards shall withdraw his request for inclusion in the Company's proxy statement for its 2003 annual meeting of his shareholder proposal for retention of an investment bank to solicit offers for the purchase of the Company's stock or assets or the presentation of any such offer for consideration of shareholders.

         SECTION 3 PURCHASE AND SALE OF COMMON STOCK

         3.1 PURCHASE AND SALE. On and subject to the terms and conditions of this Agreement, the Company agrees to purchase from the Shareholders and pay the purchase price as set forth in Section 3.2, and each Shareholder agrees to sell to the Company on the terms and conditions of this Agreement all Common Stock owned or held by that Shareholder at the Closing Date, up to a maximum of 245,000 shares of such Common Stock ("MAXIMUM NUMBER OF SHARES"), for the purchase price payable upon delivery of such Common Stock at the closing or subsequent to the closing as provided in Section 3.4, which Common Stock shall not be less than the number of shares that Shareholder represents are owned or held pursuant to Section 4.1(d).

         3.2 PURCHASE PRICE. In consideration for the sale and delivery of the Common Stock presented by the Shareholders as provided in this Section 3.2 and the other obligations set forth in this Agreement, the Company agrees to pay an aggregate amount equal to $23.75 multiplied by the number of shares of Common Stock shown as owned by each such Shareholder on Exhibit C and presented, as follows:

         (a) To Edwards, upon his presentment to the Company on or before the close of business on June 17, 2003, of certificates or other instruments representing all of the Common Stock owned or held by him and a Stock Transfer Power and Payment Instruction in the form of Exhibit B, an amount equal to $67,687.50, by authorizing the Escrow Agent acting pursuant to the Escrow Agreement attached as Exhibit E (the "Escrow Agreement") to deliver such funds;

         (b) To each Shareholder other than Davis or Edwards as soon as practicable following such Shareholder's presentment to the Company of certificates or other instruments representing all of the Common Stock owned or held by such Shareholder and a Stock Transfer Power and Payment Instruction in the form of Exhibit B on or before the Close of Business on June 17, 2003, an amount equal to $23.75 multiplied by the number of shares shown as owned by such Shareholder on Exhibit C, by authorizing the Escrow Agent acting pursuant to the Escrow Agreement attached as Exhibit E to deliver to such shareholder a Non-Negotiable Cognovit Promissory Note made by the Company in substantially the form of Exhibit A (the "NOTE"), the terms of which shall be as set forth in Section
                  3.3 or the proceeds thereof; provided that such Shareholder must deliver the certificates or other instruments to the Company prior to payment and in no event later than the Close of Business on June 17, 2003; and

         (c) To Davis upon his presentment to the Company at the Closing Date of certificates or other instruments representing all of the Common Stock owned or held by him, (1) an amount equal to $1,182,312.50, by wire transfer or delivery of other immediately available funds, and (2) the balance (being an amount equal to $3,669,812.50 by the delivery to Davis of a Note made by the Company and related Pledge Agreement executed by the Company in substantially the form of Exhibit F (the "PLEDGE AGREEMENT").

         3.3 THE NOTE. Each Note shall be non-negotiable, cognovit time note, bearing interest at the annual rate of 4.0 percent, due and payable in full on June 17, 2003 (the "DUE DATE") unless prepaid without penalty by the Company and, as to the Davis Note only, secured by a pledge (substantially in the form of Exhibit F hereto) of the Common Stock transferred by Davis. In the event that the Note is not paid in full by the Due Date, in addition to the right to pursue the remedies provided by the Note and by applicable law, interest shall accrue on the unpaid balance of the Note at the rate of 10.00 percent per annum simple, which interest shall be due and payable by the Company monthly no later than the 1st Business Day of each month. In the event that the Note is not paid in full by October 1, 2003, interest shall accrue on the unpaid balance of the Note at the rate of 18% per year, which interest shall be due and payable by the Company monthly no later than the 1st Business Day of each month.

         3.4 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale contemplated by this Section 3 shall take place at the offices of Bricker & Eckler LLP at 100 South Third Street, Columbus, Ohio, commencing at 2:00 p.m. local time on April 18, 2003 or such other Business Day as the Company and Shareholder may mutually determine (the "CLOSING DATE"), but in no event later than 5:00 p.m. on April 18, 2003 (the "TERMINATION DATE").

         3.5 DELIVERY AT THE CLOSING. At the closing, Davis shall deliver to the Company certificates or other instruments representing all of the Common Stock owned or held by him, endorsed in blank or accompanied by duly executed assignment documents upon payment (or delivery of evidence of payment by wire transfer) of funds. At the closing the Company shall deliver to Davis the Escrow Agreement and the Pledge Agreement executed by the Company and shall deliver the items covered by such agreements to the recipients specified therein.

         3.6 EX DIVIDEND. No Shareholder or assignee or transferee of any Shareholder shall entitled to receive payment of any dividend declared by the Company's board of directors at its meeting on April 15, 2003 or at any time thereafter with respect to any shares of Common Stock, and any dividend received by any such Shareholder shall be deemed assigned effective as of April 16, 2003 and shall be paid as soon as possible to the Company.

         SECTION 4 REPRESENTATIONS

         4.1 REPRESENTATIONS OF SHAREHOLDER. Each Shareholder represents and warrants to the Company that the statements of such Shareholder contained in this Section 4.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made as of such date.

         (a) EXISTENCE. Shareholder is an individual residing in the State stated in the first paragraph of this Agreement and is competent to conduct business and enter into contracts under the laws of the State of Ohio.

         (b) AUTHORIZATION. Shareholder has full competence, power, and authority to execute and deliver this Agreement and to perform Shareholder's obligations hereunder, and such execution, delivery, and performance are duly authorized by all necessary action. This Agreement constitutes the valid and legally binding obligation of Shareholder, enforceable in accordance with its terms and conditions.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (1) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Shareholder is subject, or (2) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Shareholder is a party or by which Shareholder is bound or to which any of Shareholder's assets is subject.

         (d) COMMON STOCK. Shareholder (1) holds or owns (A) the number of shares of Common Stock set forth next to his name on Exhibit C, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, or demands and (B) no other shares of Common Stock; (2) is not a party to any option, warrant, purchase right, or other contract or commitment that could require Shareholder to sell, transfer, or otherwise dispose of any Common Stock other than pursuant to this Agreement; and (3) is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Common Stock.

         4.2 REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Shareholder that the statements contained in this Section 4.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made as of such date:

         (a) EXISTENCE. The Company is duly organized, validly existing, and in good standing under the laws of the State of Ohio and is duly authorized to conduct business and enter into contracts under the laws of the State of Ohio.

         (b) AUTHORIZATION. The Company has full power and authority under the laws of its organization and Governing Documents to execute and deliver this Agreement, the Notes, the Pledge Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder, and such execution, delivery, and performance are duly authorized by all necessary corporate action of the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will by the Closing Date (1) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of its Governing Documents, or (2) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject.

         SECTION 5 PRE-CLOSING COVENANTS; CONDITIONS TO CLOSING

         5.1 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions to be performed by it pursuant to this Agreement is subject to satisfaction of the following conditions on or before the Termination Date:

         (a) The representations and warranties set forth in Section 4.1 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date;

         (b) Each Shareholder shall have performed and complied with all of his covenants hereunder in all material respects through the Closing Date; and

         (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement or (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

         5.2 CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS. The obligation of Shareholders jointly and severally to consummate the transactions to be performed by each of them pursuant to this Agreement is subject to satisfaction of the following conditions on or before the Termination Date:

         (a) The representations and warranties set forth in Section 4.2 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date;

         (b) The Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date; and

         (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement or (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

         SECTION 6 DISMISSAL; MUTUAL RELEASE

         6.1 MUTUAL RELEASE.

         (a) Each of the Company, for and on behalf of itself and each of its Affiliates, Associates, predecessors, successors, parents, subsidiaries, divisions, partners, assignees and nominees, and all employees, directors, officers, agents, attorneys, representatives and shareholders of each of them, and each of their Affiliates, Associates, heirs, estates, successors, and assigns, (excepting only those directors and former directors of the Company listed on the signature page hereof who do not cause to be delivered to the addressees identified in Section 8.8 a copy of this Agreement executed by such director or former director prior to April 30, 2003) on one part, and each Shareholder for and on behalf of itself, himself or herself and each of its, his or her Affiliates, Associates, heirs, estates, successors, and assigns, on the other part, each (as a "CLAIMANT") hereby mutually release and forever discharge the other and each such person of the other's part (the "RELEASED PARTIES") of and from any and all manner of claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, expenses, and attorneys' or paralegals' or other fees whatsoever, whether arising in law or equity, whether based on any federal, state or foreign law or right of action, matured or unmatured, contingent or fixed, liquidated or unliquidated, known or unknown, accrued or unaccrued which, the Released Parties or any of them, the Claimants, or any of them, ever had or now have by reason, in connection with, arising out of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Agreement (collectively, "CLAIMS"). "Claims" shall not include any claims arising out of or relating to this Agreement or the Note, or any rights or obligations contained in either of such documents.

         (b) This release shall be deemed to extinguish all such Claims, and the Company for and on behalf of itself and each of the other Claimants on its part and Shareholder for and on behalf of himself and each of the other Claimants on his part each mutually covenants not to institute or maintain any suits against any of the Released Parties with respect to any of such Claims; provided that this release shall not preclude the Company or Shareholder from instituting any action against the other for alleged breach of this Agreement to the extent that the

Company's or Shareholder's, as applicable, obligations hereunder remained executory at the time of the alleged breach.

         (c) Notwithstanding the forgoing, this release shall not extinguish any Claims regarding (1) any loan or other extension of credit, any lien or other security therefor, or any guarantee or other accommodation thereof, any deposit or obligation payable, or similar banking transaction or service between the Bank and any Shareholder or his Affiliates, Associates, heirs, estates, successors, and assigns or (2) any ordinary course of business commercial transaction among the Claimants or Released Parties that is unrelated to the Litigation or allegations made in connection therewith.

         SECTION 7 REMEDIES; CHOICE OF LAW; JURISDICTION

         7.1 CHOICE OF LAW/CONSENT TO JURISDICTION. All disputes, claims, or controversies arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its rules of conflict of laws. Each of the parties hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of United States District Court for the Southern District of Ohio, Eastern Division, or state court sitting in the County of Franklin, State of Ohio, for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service so made shall have the same legal force and effect as if served upon such party personally within the State of Ohio.

         7.2 REMEDIES. Each party hereto hereby acknowledges and agrees that irreparable harm would occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived. The prevailing party or parties in such action or proceeding for such relief shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to reasonable attorneys' fees, court costs, witness fees, disbursements, and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

         SECTION 8 MISCELLANEOUS

         8.1 PUBLIC ANNOUNCEMENT. The Company shall issue a press release substantially in the form of Exhibit D announcing this Agreement.

         8.2 NONDISPARAGEMENT. Except as may be otherwise be required by law, neither the Company nor any Shareholder shall directly or indirectly make or issue or cause to be made or issued any disclosure, announcement, or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media, or securities analyst) concerning the other party or, with respect to the Company, any of its past, present or future directors, officers, employees or other affiliates, which disparages such other party or any of such other party's respective past, present, or future directors, officers, employees or other affiliates.

         8.3 COSTS AND EXPENSES. All costs and expenses incurred in connection with the transactions contemplated hereby, including the negotiation, execution, delivery, and performance hereof, shall be paid by the party incurring such cost or expense.

         8.4 AMENDMENT/WAIVER. No amendment or waiver of any provision of this Agreement shall be implied by any failure of any party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently, and in no event shall any amendment or waiver of any provision of this Agreement be effective against any party hereto unless expressed in writing signed by that party. No express waiver shall affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

         8.5 HEADINGS. The headings and captions are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of the underlying provisions.

         8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

         8.7 SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction for any reason, such invalidity, illegality or unenforceability shall not affect the remainder of this Agreement, and the remainder of this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable portion were not contained herein.

         8.8 NOTICE. Any notice other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered by messenger, when delivered, (b) if mailed, on the third Business Day after deposit in the United States Mail, certified or registered, postage prepaid, return receipt requested, (c) if emailed or faxed, two hours after being dispatched by email or fax if such second hour falls on a Business Day within the hours of 9:00 a.m. through 5:00 p.m. of the time in effect at the place of receipt, or at 9:00 a.m. on that Business Day if the second hour is before 9:00 a.m., or at 9:00 a.m. on the next Business Day thereafter if such second hour is later than 5:00 p.m. or other than on a Business Day, or (d) if delivered by commercial overnight express courier, freight prepaid, the next Business Day after delivery to such courier; in every case addressed to the party to be notified as follows:

         In the case of the Company:

                  DCB Financial Corp.
                  Attn: President
                  110 Riverbend Avenue
                  Lewis Center, OH 43035
                  Fax: 740 363-9473
                  Email: jbenton@dcb-t.com

                  with a copy to

                  Bricker & Eckler LLP
                  Attn: John P. Beavers
                  100 South Third Street
                  Columbus, OH 43215
                  Fax: (614) 227-2390
                  Email: jbeavers@bricker.com

                  In the case of each Shareholder to the address stated next to his name in Exhibit C with a copy to

                  Schottenstein, Zox & Dunn Co., L.P.A.
                  Attn: Jay R. Dingledy
                  P.O. Box 165020
                  Columbus, Ohio 43016-5020
                  Fax: (614) 462-5135
                  jdingledy@szd.com

or to such other address(es) or addressee(s) as any party entitled to receive notice hereunder shall designate to the others in the manner provided herein for the service of notices. Rejection or refusal to accept delivery or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed receipt.

         8.9 SUCCESSORS. This Agreement shall inure to the benefit of, and be binding upon, each party and that party's respective successors and assigns.

         8.10 COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes any prior understanding or agreements between them respecting any matter covered by this Agreement.

         8.11 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Ohio.

         8.12 WAIVER OF JURY TRIAL. Each of the parties to this Agreement, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party except by a written instrument executed by all parties.


                  THE NEXT PROVISION OF THIS DOCUMENT IS HEADED
            "SIGNATURES" AND INTENTIONALLY BEGINS ON A SEPARATE PAGE

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.


                         SIGNATURES OF THE SHAREHOLDERS:

                                              The Constance Sczesny Trust

                                              By: ____________________________
____________________________________
S. Robert Davis
                                              Its: ___________________________
____________________________________
Randall J. Asmo                               ________________________________
                                              Elaine Kroll
____________________________________
Harley J. Scott                               ________________________________
                                              Carol Kroll Kahn
____________________________________
Wallace E. Edwards                            ________________________________
                                              John Royer
____________________________________
Charles R. Davis                              ________________________________
                                              Ronald Davis
____________________________________
Bill Lee                                      ________________________________
                                              Doug Davis
Presidential Coach, Inc.
                                              ________________________________
By: ________________________________          Mike Thiele

Its: _______________________________          ________________________________
                                              Randy M. Bohon
The Edward R. Sczesny Trust

By: ________________________________

Its: ________________________________


                             The Shareholders' Signature Page

              Signatures of the Company and Section 6.1 Signatories

COMPANY:

DCB Financial Corp.,                          ________________________________
  an Ohio corporation                         G. William Parker, M.D.

By: ________________________________
    Jeffrey T. Benton, President and          ________________________________
    Chief Executive Officer                   Thomas T. Porter


                                              ________________________________
                                              Edward Powers
____________________________________
Jeffrey T. Benton
                                              ________________________________
                                              Gary M. Skinner
____________________________________
C. William Bonner
                                              ________________________________
                                              Adam Stevenson
____________________________________
Jerome J. Harmeyer
                                              ________________________________
                                              Larry D. Coburn
____________________________________
Merrill L. Kaufman


____________________________________
Terry M. Kramer


____________________________________
Vicki J. Lewis


____________________________________
William R. Oberfield




             The Company and Section 6.1 Signatories Signature Page